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                                                                   EXHIBIT 10.54
January 5, 1999

Patrick Naughton
c/o Starwave Corporation
13810 SE Eastgate Way
Bellevue, Washington 98005

Re:  Amended Employment Agreement
     ----------------------------

Dear Patrick:

     I am writing you this letter as CEO of Infoseek Corporation. This letter amends the terms of the employment letter agreement ("Letter Agreement") between you and Starwave Corporation dated March 28, 1997, as follows:

1. As of January 5, 1999, the Letter Agreement shall be deemed amended to be between you and Infoseek Corporation ("Employer") and you are recognized as an employee of Infoseek Corporation from that date forward.

2.   The following second paragraph is hereby added to Section 4 of the Letter
     Agreement:

     As of November 19, 1998, the Infoseek Board of Directors approved a grant of non-qualified options pursuant to the 1996 Stock Option/Stock Issuance Plan to acquire 92,782 Infoseek shares exercisable at $32.25. On January 5, 1999, you were given a grant of 158,718 Infoseek options exercisable at $46.875 per share and on January 15, 1999, you were given a grant of 150,000 Infoseek options exercisable at $ 71.375 per share pursuant to the 1998 Employee and Acquisition Nonqualified Stock Option Plan and each such grant is subject to the Infoseek Board of Directors approval. All such shares shall vest according to the plan and the Stock Option Agreement reflecting such grant at the rate of 25% shares vesting one year from the date of the grant and monthly thereafter at a rate of 1/48 per month for the next 36 months.

3. Section 5 of the Letter Agreement is deleted in its entirety and hereby replaced with the following:

     Title
     -----
     You are being employed hereunder in the position of Executive Vice-President, Product Group (or similar title). In such a position, you will report to Harry Motro, the CEO of Employer (or his successor). Your position may be changed to the position of President of Infoseek Corporation, reporting to Harry Motro, the CEO of Employer (or his successor), without any increase in compensation, at any time at the discretion of the Board of Directors.
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4.   Section 10 of the Letter Agreement is hereby deleted in its entirety.

5. You agree to sign Infoseek's Employee Confidentiality and Intellectual Property Agreement, which is attached. As your employment with Infoseek is contingent upon signing this Agreement please read, sign and return this form to me.

6. All other terms and conditions of the Letter Agreement as amended hereby shall remain in full force and effect.

     If the foregoing accurately reflects our mutual agreement, please sign where indicated. The respective parties may sign this Amendment in counterparts.

                              INFOSEEK CORPORATION


                              By: /s/ Harry M. Motro
                                 ----------------------------
                                      Harry M. Motro

                              Title:  Chief Executive Officer



                              EMPLOYEE
                              /s/ Patrick Naughton
                              -------------------------------
                              Patrick Naughton
                              c/o Starwave Corporation
                              13810 SE Eastgate Way
                              Bellevue, Washington  98005



                   AGREED TO: STARWAVE CORPORATION


                              By: /s/ Harry M. Motro
                                 ----------------------------
                                      Harry M. Motro

                              Title:  Chief Executive Officer